UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 18, 2012

HUMAN PHEROMONE SCIENCES, INC.

(Exact name of Registrant as specified in its charter)

CALIFORNIA	0-23544	94-3107202
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

84 W. SANTA CLARA STREET, SUITE 720, SAN JOSE, CALIFORNIA	95113
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (408) 938-3030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On January 18, 2012 Human Pheromone Sciences, Inc. (‘Company”) issued to CrowdGather, Inc. (“CrowdGather”) 714,286 shares of restricted common stock pursuant to Asset Purchase and License Agreement between the Company CrowdGather dated May 16, 2011 (the “Agreement”).

Pursuant to the Agreement, upon receipt and acceptance of the EROX Product by CrowdGather, the $50,000 advance payment received by the Company was converted into restricted common stock of the Company at $0.07 per share, the closing price of the Company’s common stock on January 17, 2012.

The issuance of the Company’s common stock to CrowdGather pursuant to the Agreement was not be registered under the Securities Act of 1933, as amended. Such shares were issued in reliance upon the exemption for transactions by an issuer not involving a public offering under Section 4(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN PHEROMONE SCIENCES, INC.

Date: January 19, 2012	By:	/s/ William P. Horgan
William P. Horgan, Chief Executive Officer